UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

VIREO HEALTH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreement

On March 25, 2021, Vireo Health International, Inc. (the “Company”) entered into a Credit Agreement by and among the Company and certain of its subsidiaries (the “Borrowers”), the persons from time-to-time party thereto as guarantors, the lenders party thereto, and Chicago Atlantic Admin, LLC (the “Agent”) as administrative and collateral agent (the “Credit Agreement”). Green Ivy Capital, LLC served as the lead arranger for the Credit Agreement.

The Credit Agreement provides for a senior secured credit facility of up to $46 million consisting of an initial $26 million term loan and up to $20 million of delayed draw term loan proceeds (together, the “Credit Facility”). The initial term loan will be funded at an original issue discount of 3% with the Company receiving 97% of the $26 million principal amount. The delayed draw term loans will be funded at a discount rate of up to 3%, to be negotiated by the parties. The proceeds of the initial term loan may be used to pay the transaction fees, costs and expenses incurred directly in connection with the Credit Agreement and for any lawful purpose, including general working capital purposes. Each request by the Borrowers for a portion of the delayed draw term loan must be approved by lenders in their discretion, and the proceeds must be used to finance acquisitions approved by lenders in their discretion or for such other purposes consented to by the lenders in their discretion. Obligations under the Credit Agreement are secured by substantially all of the assets of the Borrowers. The Credit Agreement and related documents also provide for the payment of certain fees to the Agent, including a closing fee equal to 3% of each loan advanced. The Credit Facility matures on March 31, 2024.

Mandatory prepayments are required upon the incurrence of indebtedness (other than permitted indebtedness), the receipt of proceeds from dispositions (other than permitted dispositions), the receipt of proceeds from any casualty event (as defined in the Credit Agreement), and the receipt of proceeds from any extraordinary receipts (as defined in the Credit Agreement). Voluntary prepayments may be made at any time. Voluntary and mandatory prepayments are subject to a make-whole fee equal to (a) if the prepayment is before the first anniversary, the greater of (i) the sum of all unpaid interest payments that would be due from the date of prepayment to the first anniversary and (ii) 3% of the aggregate amount of the loans being prepaid, and (b) if the prepayment occurs after the first anniversary, 3% of the aggregate amount of the loans being prepaid.

Amortized payments of outstanding amounts under the Credit Facility are due on the last business day of each calendar month (“Payment Date”), beginning on March 31, 2022. The unpaid principal amounts outstanding under the Credit Facility bear interest at a rate of (a) 13.625% per annum (the “Cash Interest Rate”), which is due and payable in cash on each Payment Date, in arrears, beginning on April 30, 2021, and (b) 2.75% per annum, which will be added to the outstanding principal amount on each Payment Date and will thereafter be deemed to be part of the principal amount under the Credit Facility.

The Credit Agreement contains financial covenants regarding the Borrowers’ liquidity, minimum consolidated adjusted EBITDA, and consolidated fixed charge coverage ratio. The Credit Agreement also contains representations and warranties, events of default, and affirmative and negative covenants customary for facilities of this type within the cannabis industry, including limitations on certain investments, incurrences of indebtedness, capital expenditures, payment of dividends or other distributions, and stock repurchases, in each case subject to certain exceptions.

Warrant Agreements

In connection with the Credit Agreement and related documents, for each portion of the Credit Facility funded, the Company will issue to the participating lenders warrants representing 20% of the amount drawn and to the Agent warrants representing 10% of the amount drawn, each with a strike price equal to the volume weighted average price of the Company’s subordinate voting shares (the “Shares”) for the ten trading days immediately prior to the funding date.

On March 25, 2021, as a condition to closing the Credit Agreement, the Company issued (a) a five year warrant to Agent to purchase 1,401,992 Shares at an exercise price of CAD$3.50 per Share and (b) a five year warrant to each lender to purchase its pro rata portion (based on the percentage of the initial term loan it funded) of the aggregate of 2,803,984 Shares at an exercise price of CAD$3.50 per Share (collectively, the “Warrants”). Each Warrant also contains customary anti-dilution provisions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Form of Warrant Agreement, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Oﬀ-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.02. The Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth under Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Warrant Agreement for Credit Facility’s Agent and Lenders
10.1*	Credit Agreement, dated March 25, 2021 by and among Vireo Health International, Inc., and certain of its subsidiaries, the persons from time-to-time party thereto as guarantors, the lenders party thereto, and Chicago Atlantic Advisers, LLC as administrative and collateral agent.
99.1	Press Release of the Company, dated March 26, 2021

*   Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO HEALTH INTERNATIONAL, INC.

By:	/s/ Kyle E. Kingsley
Kyle E. Kingsley
Chief Executive Officer

Dated: March 26, 2021